As filed with the Securities and Exchange Commission on April 22, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ARAVIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware	26-4106690
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

River Oaks Tower

3730 Kirby Drive, Suite 1200

Houston, Texas 77098

(Address, including zip code, of principal executive offices)

Aravive, Inc. 2019 Equity Incentive Plan

Aravive, Inc. 2014 Employee Stock Purchase Plan

(Full title of the plans)

Gail McIntyre

President and Chief Executive Officer

River Oaks Tower

3730 Kirby Drive, Suite 1200

Houston, Texas 77098

(936) 355-1910

(Name, address of and telephone number, including area code, of agent for service)

Copies to:

Leslie Marlow, Esq. Hank Gracin, Esq. Patrick J. Egan, Esq. Blank Rome LLP
1271 Avenue of the Americas
New York, New York 10020
(212) 885-5000 (Name, address and telephone number)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, Aravive, Inc. (the “Registrant” or the “Company”), is filing this Registration Statement on Form S-8 (the “Registration Statement”) for the purpose of registering an aggregate additional 1,053,687 shares of the Registrant’s common stock, par value $0.0001 per share (the “Common Stock”), that may be issued pursuant to the Registrant’s equity incentive plans pursuant to “evergreen” provisions contained therein, respectively, as follows: (i) 946,780 shares of Common Stock that were automatically added to the shares authorized for issuance under the 2019 Equity Incentive Plan (the “2019 EIP”) on January 1, 2022 and 56,907 shares of Common Stock that have become available for issuance under the 2019 EIP as a result of the forfeiture, termination, expiration or repurchase of stock options or other stock awards that have been granted under the 2014 Equity Incentive Plan and the 2017 Equity Incentive Plan and (ii) 50,000 shares of Common Stock that were automatically added to the shares authorized for issuance under the 2014 Employee Stock Purchase Plan (the “2014 ESPP”) on January 1, 2022. These additional shares of Common Stock are securities of the same class as other securities for which registration statements on Form S-8 have been previously filed with the Securities and Exchange Commission (the “Commission”), which are described below. As disclosed above, these additional shares of Common Stock have become reserved for issuance as a result of the operation of the “evergreen” provisions in each of the 2019 EIP and the 2014 ESPP, which provide that the total number of shares subject to such plans will be increased each year pursuant to a specified formula.

Each of the Registrant’s Form S-8 Registration Statements filed with the Commission on April 1, 2014 (File No. 333-194949), May 14, 2015 (File No. 333-204178), March 8, 2016 (File No. 333-210013), March 10, 2017 (File No. 333-216586), October 17, 2018 (File No. 333-227865), March 15, 2019 (File No. 333-230348), September 20, 2019 (File No. 233866), March 27, 2020 (File No. 333-237425) and March 17, 2021 (File No. 333-254400), which relate to the 2019 EIP and 2014 ESPP, is incorporated herein by reference and made a part hereof.

PART I

INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement. The documents containing the information specified in Part 1 will be delivered to the participants in the 2019 EIP and the 2014 ESPP covered by this Registration Statement as required by Rule 428(b)(1) under the Securities Act of 1933, as amended.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC on March 31, 2022;
●

Our Current Reports on Form 8-K Current Reports on Form 8-K, filed with the SEC on January 4, 2022, January 31, 2022 (other than as indicated therein), March 3, 2022 (other than as indicated therein), March 21, 2022, March 22, 2022, March 25, 2022 and March 31, 2022 (other than as indicated therein), April 1, 2022 (other than as indicated therein) and April 4, 2022; and;

●

The description of our Common Stock set forth in: (i) our registration statement on Form 8-A filed with the SEC on March 19, 2014, including any amendments thereto or reports filed for the purposes of updating this description, and (ii) Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC on March 31, 2022; and

●

All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5. Interests of Named Experts and Counsel.

As of the date of this Registration Statement, an attorney of Blank Rome LLP beneficially owns securities exercisable to purchase shares of our common stock that represent less than 1% of our outstanding shares of common stock.

Item 8. Exhibits.

Exhibit Number	Description of Document

4.1(1)	Amended and Restated Certificate of Incorporation of Aravive, Inc.

4.2(2)	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Aravive, Inc.

4.3(3)	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Aravive, Inc.

4.4(4)	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Aravive, Inc.

4.5(5)	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Aravive, Inc.

4.6(6)	Certificate of Correction to Certificate of Amended and Restated Certificate of Incorporation of Aravive, Inc.

4.8(7)	Amended and Restated Bylaws of Aravive, Inc.

5.1*	Opinion of Blank Rome LLP

23.1*	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm

23.2*	Consent of Blank Rome LLP (included in Exhibit 5.1)

24.1*	Powers of Attorney (included on the signature page of this Registration Statement on Form S-8)

99.1(8)	2019 Equity Incentive Plan

99.2(9)	Form of Stock Option Grant Notice, Stock Option Agreement and Notice of Exercise under the 2019 Equity Incentive Plan

99.3(10)	Form of 2019 Equity Incentive Plan Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement

99.4(11)	2014 Employee Stock Purchase Plan

107*	Filing Fee Table

* Filed herewith.

(1)	Filed as Exhibit 3.1 to Registrant’s Current Report on Form 8-K (File No. 001-36361), filed with the Securities and Exchange Commission on March 26, 2014, and incorporated herein by reference.
(2)	Filed as Exhibit 3.1 to Registrant’s Current Report on Form 8-K (File No. 001-36361), filed with the Securities and Exchange Commission on June 1, 2017, and incorporated herein by reference.
(3)	Filed as Exhibit 3.1 to Registrant’s Current Report on Form 8-K (File No. 001-36361), filed with the Securities and Exchange Commission on September 12, 2017, and incorporated herein by reference.

(4)	Filed as Exhibit 3.1 to Registrant’s Current Report on Form 8-K (File No. 001-36361), filed with the Securities and Exchange Commission on October 16, 2018, and incorporated herein by reference.

(5)	Filed as Exhibit 3.2 to Registrant’s Current Report on Form 8-K (File No. 001-36361), filed with the Securities and Exchange Commission on October 16, 2018, and incorporated herein by reference.

(6)	Filed as Exhibit 3.6 to Registrant’s Annual Report on Form 10-K (File No. 001-36361), filed with the Securities and Exchange Commission on March 15, 2019, and incorporated herein by reference.

(7)	Filed as Exhibit 3.4 to Registrant’s Registration Statement on Form S-1 (File No. 333-193997), filed with the Securities and Exchange Commission on March 6, 2014, and incorporated herein by reference.

(8)

Filed as Exhibit 99.1 to Registrant’s Registration Statement on Form S-8 (File No. 333-233866), filed with the Securities and Exchange Commission on September 20, 2019, and incorporated herein by reference.

(9)

Filed as Exhibit 99.2 to Registrant’s Registration Statement on Form S-8 (File No. 333-233866), filed with the Securities and Exchange Commission on September 20, 2019, and incorporated herein by reference.

(10)

Filed as Exhibit 99.3 to Registrant’s Registration Statement on Form S-8 (File No. 333-233866), filed with the Securities and Exchange Commission on September 20, 2019, and incorporated herein by reference.

(11)

Filed as Exhibit 10.9 to Registrant’s Registration Statement on Form S-1 (File No. 333-193997), filed with the Securities and Exchange Commission on March 6, 2014, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 22nd day of April, 2022.

ARAVIVE, INC.

By:	/s/ Gail McIntyre
Gail McIntyre
President and Chief Executive Officer

POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gail McIntyre and Vinay Shah, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, whether pre-effective or post-effective, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, or his, her or their substitute or substitutes, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments hereto in the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his, her or their substitute or substitutes, or any of them, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gail McIntyre	Chief Executive Officer, Chief Scientific Officer and Director	April 22, 2022
Gail McIntyre	(Principal Executive Officer)

/s/ Vinay Shah	Chief Financial Officer	April 22, 2022
Vinay Shah	(Principal Financial Officer and Principal Accounting Officer)

/s/ Fredric N. Eshelman, Pharm.D.	Executive Chairman of the Board of Directors	April 22, 2022
Fredric N. Eshelman, Pharm.D.

/s/ Amato Giaccia	Director	April 22, 2022
Amato Giaccia, Ph.D.

/s/ Peter T. C. Ho, M.D., Ph.D.	Director	April 22, 2022
Peter T. C. Ho, M.D., Ph.D.

/s/ John A. Hohneker, M.D.	Director	April 22, 2022
John A. Hohneker, M.D.

/s/ Sigurd C. Kirk	Director	April 22, 2022
Sigurd C. Kirk

/s/ Michael W. Rogers	Director	April 22, 2022
Michael W. Rogers

/s/ Eric Zhang	Director	April 22, 2022
Eric Zhang